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      ALTIVA FINANCIAL CORPORATION REPORTS CESSATION OF LOAN ORIGINATIONS
                           AND MAJOR STAFF REDUCTIONS



     Altiva Financial Corporation (Nasdaq: ATVA) today reported that as of Friday, April 14, 2000 it had ceased origination of loans and had reduced staff by 90% in both Atlanta and its wholly owned subsidiary, The Money Centre in Charlotte, North Carolina.

     The above actions were taken when an immediate cash infusion into the company was not available. Consequently, the Company was not able to continue normal operations. The company is pursuing an orderly winding-down of business activities and is seeking an arrangement with its creditors.

     Altiva Financial Corporation is a specialty financial services company headquartered in Atlanta, Georgia.